Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

Dated as of November 6, 2018

Supplementing that Certain

INDENTURE

Dated as of November 6, 2018

Among

NEWMARK GROUP, INC., as Issuer

and

REGIONS BANK, as Trustee

6.125% SENIOR NOTES DUE 2023

i

FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture, dated as of November 6, 2018 (this “First Supplemental Indenture”), by and between NEWMARK GROUP, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), having its principal executive office located at 125 Park Avenue, New York, New York 10017; and REGIONS BANK, an Alabama state banking corporation, as trustee (the “Trustee”), supplements that certain Indenture, dated as of November 6, 2018, by and between the Company and the Trustee (the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness to be issued in one or more series as provided for in the Indenture;

WHEREAS, the Indenture provides that the Securities of a series shall be in the form and shall have such terms and provisions as may be established by or pursuant to a Board Resolution and set forth in an Officers’ Certificate or as may be established in one or more supplemental indentures thereto;

WHEREAS, the Company has determined to issue a series of senior Securities under the Indenture designated as the Company’s “6.125% Senior Notes due 2023” (hereinafter called the “Notes”) pursuant to the terms of this First Supplemental Indenture and substantially in the form as herein set forth, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and this First Supplemental Indenture; and

WHEREAS, the Company, by action duly taken, has authorized the execution of this Supplemental Indenture and the issuance of the Notes;

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises stated herein and the purchase of the Notes by the Holders thereof, the parties hereto hereby enter into this First Supplemental Indenture, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.1. Certain Terms Defined in the Indenture.

For purposes of this First Supplemental Indenture and the Notes, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, as amended and supplemented hereby (and in the case of the term “Indebtedness,” with respect to the Notes, the definition set forth below shall supersede and replace the definition set forth in the Indenture).

SECTION 1.2. Definitions.

For the benefit of the Holders of the Notes, Section 101 of the Indenture shall be amended by adding or substituting, as applicable, the following new definitions:

“Below Investment Grade Rating Event” means the Notes cease to be rated at or above an Investment Grade Rating by both Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as either of the Rating Agencies has publicly announced that it is considering a possible ratings change). If a Rating Agency is not providing a rating for the Notes at the commencement of any Trigger Period, the Notes will be deemed to have ceased to be rated an Investment Grade Rating by such Rating Agency during that Trigger Period.

“Change of Control” means the occurrence of any of the following:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its subsidiaries and their respective employee benefit plans and any Permitted Holder, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s capital stock representing, in the aggregate, more than 50% of the voting power of all classes of such capital stock; or

(2) one or more Permitted Holders shall cease to (i) own and control, beneficially, capital stock of the Company that possesses the voting power under normal circumstances to cast 50% or more of the total votes entitled to be cast for the election of directors of the Company; or (ii) have the voting power or the contractual right to elect a majority of the directors of the Company; or

(3) a liquidation or dissolution of the Company or the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(4) any conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties and assets of the Company to another Person, other than:

(A) any transaction:

(i) that does not result in any reclassification, conversion, exchange or cancellation of the outstanding equity interests of the Company; or

(ii) pursuant to which holders of the outstanding equity interests of the Company, immediately prior to the transaction, have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all equity interests entitled to vote generally in elections of directors or managers of the continuing or surviving or successor entity immediately after giving effect to such issuance; or

(B) any transfer of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of organization and resulting in a reclassification, conversion or exchange of the outstanding equity interests of the Company, if at all, solely into outstanding equity interests of the surviving entity or a direct or indirect parent of the surviving entity; or

(C) any conveyance, transfer, sale, lease or other disposition with or into any of the subsidiaries of the Company, so long as such conveyance, transfer, sale, lease or other disposition is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with, or conveying, transferring, selling, leasing or disposing all or substantially all its properties and assets to, any other Person.

Notwithstanding the foregoing, no Change of Control will be deemed to have occurred in the event any successor issuer of the Notes shall be a corporation so long as one or more Permitted Holders shall maintain the beneficial ownership of shares of the capital stock of such successor possessing the voting power under normal circumstances to elect, or one or more Permitted Holders shall have the contractual right to elect, a majority of the directors of such successor corporation. Notwithstanding the foregoing, a transaction will not be deemed to result in a Change of Control if (a) Cantor Fitzgerald L.P. becomes a wholly owned subsidiary of a holding company and (b) the holders of the voting capital stock of such holding company immediately following that transaction are substantially the same as the holders of Cantor Fitzgerald L.P.’s voting partnership interests immediately prior to that transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Designated Subsidiary” means each of (i) Newmark Holdings, L.P., (ii) Newmark & Company Real Estate, Inc., (iii) Newmark Partner, L.P. and (iv) any other direct or indirect subsidiary now owned or hereafter acquired by the Company for which (a) the Net Assets of such subsidiary constitute, as of the last day of the most recently ended fiscal quarter, 5% or more of the Total Stockholders’ Equity of the Company or (b) the net revenues of such subsidiary constitute, as of the last day of the most recently ended fiscal quarter, 10% or more of the consolidated net revenues of the Company during the most recently ended period of four consecutive fiscal quarters; provided, however, that none of the following shall be a Designated Subsidiary:

(1) any Person in which the Company or any of its Subsidiaries does not own sufficient equity or voting interests to elect a majority of the directors (or persons performing similar functions);

(2) any Person whose financial results would not be consolidated with those of the Company and its consolidated subsidiaries in accordance with U.S. GAAP; and

(3) any subsidiary of any Person described in clauses (1) and (2) above.

“Downgrade Event” shall have the meaning ascribed to in Section 2.7(b) below.

“Fitch” means Fitch Ratings.

“Global Notes” means, individually and collectively, each of the Notes in the form of global Securities (including any Rule 144A Security or Regulation S Security) registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A attached hereto.

“Incurred Debt” means any Indebtedness for borrowed money the Company incurs after the date hereof in one transaction, or in a series of related transactions, having an aggregate principal amount in excess of $25,000,000.00.

“Indebtedness” means, without duplication and solely for the purposes of Section 2.5 herein, with respect to any Person, whether or not contingent:

(1) the principal of and any premium and interest on (a) indebtedness of such Person for money borrowed or (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(2) all capitalized lease obligations of such Person;

(3) all obligations of such Person issued or assumed as the deferred purchased price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4) all obligations of such Person for the reimbursement of any obligor on any banker’s acceptance, bank guarantees, surety bonds or similar credit transaction; and

(5) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as “Indebtedness” in clauses (1) through (4) above;

if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with U.S. GAAP; provided, however, the term “Indebtedness” includes all of the following items, whether or not any such items would appear as a liability on a balance sheet of such Person prepared in accordance with U.S. GAAP:

(i)	all Indebtedness of others secured by any Lien on any property or asset of such Person (whether or not such Indebtedness is assumed by such Person);

(ii)	to the extent not otherwise included, any guarantee by such Person of Indebtedness of any other Person; and

(iii)	preferred stock or other equity interests providing for mandatory redemption or sinking fund or similar payments issued by any subsidiary of such Person.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch and BBB- (or the equivalent) by S&P.

“Net Assets” means, with respect to any Person, the excess (if positive) of (a) such Person’s consolidated assets over (b) such Person’s consolidated liabilities, in each case determined in accordance with U.S. GAAP.

“Permitted Holder” means Howard W. Lutnick, any Person controlled by him or any trust established for Mr. Lutnick’s benefit or for the benefit of his spouse, any of his descendants or any of his relatives, in each case, so long as he is alive and, upon his death or incapacity, any person who shall, as a result of Mr. Lutnick’s death or incapacity, become a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of the Company’s capital stock by operation of a trust, by will or the laws of descent and distribution or by operation of law.

“Rating Agencies” means (1) each of Fitch and S&P; and (2) if any of Fitch or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a Board Resolution) as a replacement agency for Fitch or S&P, or all of them, as the case may be.

“Regulation S Security” means any Security sold pursuant to Regulation S under the Securities Act.

“Rule 144A Security” means any Security sold pursuant to Rule 144A under the Securities Act.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

“substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected pursuant to the definition of Rating Agencies.

“Total Stockholders’ Equity” means, at any date of determination, without duplication, all items which, in conformity with U.S. GAAP, would be included under total stockholders’ equity on a consolidated statement of financial condition of the Company. For purposes of determining Total Stockholders’ Equity, the Company may include the amount of any capital to be returned pursuant to the terms of the Agreement of Limited Partnership of Newmark Holdings, L.P., as amended from time to time, to any limited or general partner who has been terminated or withdrawn until such time as the amount of such partner’s capital has been paid to such limited or general partner pursuant to the terms of the Company’s Partnership Agreement plus, without duplication, redeemable partnership interest representing former partner’s equity in the Company. For the avoidance of doubt, Total Stockholders’ Equity is inclusive of noncontrolling interests in subsidiaries on the Company’s consolidated statement of financial condition.

“U.S. GAAP” means accounting principles generally accepted in the United States of America.

ARTICLE II.

FORM AND TERMS OF THE NOTES

SECTION 2.1. Form and Dating.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes shall be executed on behalf of the Company by two of the officers of the Company specified in Section 303 of the Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes and any beneficial interest in the Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and notations contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture as supplemented by this First Supplemental Indenture; and the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby; provided that, to the extent of any inconsistency between the terms and provisions in the Indenture, as supplemented by this First Supplemental Indenture, and those contained in the Notes, the Indenture, as supplemented by this First Supplemental Indenture, shall govern.

(a) Global Notes. The Notes designated herein shall be issued initially in the form of one or more fully-registered permanent global Securities, which shall be held by the Trustee as custodian for The Depository Trust Company, New York, New York (the “Depositary”), and registered in the name of Cede & Co., the Depositary’s nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of outstanding Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

Unless and until the Global Notes are exchanged in whole or in part for the individual Notes represented thereby pursuant to Section 305 of the Indenture, such Global Notes may not be transferred except as a whole by the Depositary to its nominee or by its nominee to the Depositary or another nominee of the Depositary or by the Depositary or any of its nominees to a successor depositary or any nominee of such successor depositary. Upon the occurrence of the events specified in Section 305 of the Indenture in relation thereto, the Company shall execute, and the Trustee shall, upon receipt of a Company Order for authentication, authenticate and deliver, Notes in definitive form in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Note.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to the Global Notes deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver the Global Notes that shall be registered in the name of the Depositary or the nominee of the Depositary and shall be held by the Trustee as custodian for the Depositary.

Participants of the Depositary shall have no rights either under the Indenture or with respect to any Global Notes. The Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes under the Indenture. Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in the Global Notes.

(c) Definitive Notes. Definitive Notes issued in physical, certificated form, registered in the name of the beneficial owner thereof, shall be substantially in the form of Exhibit A attached hereto, but without including the text referred to therein as applying only to Global Notes. Except as provided above in subsection (a), owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of certificated Notes.

(d) Transfer and Exchange of the Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the Indenture and the procedures of the Depositary therefor. Beneficial interests in the Global Notes may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Notes.

A Rule 144A Security may not be transferred except in compliance with the restrictions on transfer contained in the Rule 144A legend and upon receipt by the Depositary of a completed and executed Certificate of Transfer in the form contained in Exhibit B hereto. Prior to the expiration of 40 days beginning on and including the later of (i) the day on which the offering of the Notes commences and (ii) the Original Issue Date of the Notes, a Regulation S Security may not be transferred except in compliance with the restrictions on transfer contained in the Regulation S legend and upon receipt by the Depositary of a completed and executed Certificate of Transfer in the form contained in Exhibit B hereto.

Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note of that series will, upon transfer, cease to be an interest in the initial Global Note of that series and will become an interest in the other Global Note of that series and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note of that series for as long as it remains such an interest.

Neither the Trustee or the Depositary shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Global Note (including any transfers between or among Depositary participants, members or holders of any Global Note) other than, in connection with a registration of transfer of the Note, to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Transfers of beneficial interests between a Rule 144A Security and a Regulation S Security, and other transfers relating to beneficial interests in the Global Notes, shall be reflected by endorsements of the Trustee, as custodian for the Depositary, on the schedule attached to such Rule 144A Security and Regulation S Security. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of a Regulation S Security and a corresponding increase in the principal amount of a Rule 144A Security or vice versa, as applicable. Neither the Company nor the Trustee shall have any liability for acts or omissions of any Depositary, for any Depositary records of beneficial interest, for any transactions between the Depositary, any participant member of the Depositary and/or beneficial owner of any interest in any Notes, or in respect of any transfers effected by the Depositary or by any participant member of the Depositary or any beneficial owner of any interest in any Notes held through any such participant member of the Depositary.

No service charge shall be made for any registration of transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

(e) Paying Agent and Registrar. The Company appoints the Trustee as the initial Paying Agent of the Company for the payment of the principal of (and premium, if any) and interest on and any Additional Amounts with respect to the Notes, and the Corporate Trust Office of the Trustee be, and hereby is, designated as the office or agency where the Notes may be presented for payment and where notices to or demands upon the Company in respect of the Notes and this First Supplemental Indenture and the Indenture pursuant to which the Notes are to be issued may be made. The Company appoints the Trustee as the initial Security Registrar with respect to the Notes.

(f) (i) Rule 144A Securities. Except as permitted by the following paragraph, any Security that is a Rule 144A Security (including any Rule 144A Securities represented in whole or in part by a global Securities) shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO NEWMARK GROUP, INC. (THE “COMPANY”) OR ANY AFFILIATE THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A NON-U.S. PERSON (WITHIN THE MEANING OF REGULATION S) ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S;

(D) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Upon any sale of other transfer of a Rule 144A Security (including any Rule 144A Securities represented in whole or in part by a Global Note) after the one-year period referred to in the legend above or satisfying the conditions set forth in clause (B), (i) in the case of any definitive Rule 144A Security, the Security Registrar for such Security shall permit the Holder thereof to exchange such Restricted Security for a definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Security and (ii) any such Restricted Securities in whole or in part represented by a global Security shall not be subject to any restriction on transfer set forth above.

(ii) Regulation S Securities. Except as permitted by the following paragraph, any Security that is a Regulation S Security (including any Regulation S Securities represented in whole or in part by a global Securities) shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT IS A NON-U.S. PERSON (WITHIN THE MEANING OF REGULATION S) ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S, AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (1) THE DATE ON WHICH THIS SECURITY WAS FIRST OFFERED AND (2) THE DATE OF ISSUANCE OF THIS SECURITY, EXCEPT:

(A) TO NEWMARK GROUP, INC. (THE “COMPANY”) OR ANY AFFILIATE THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A NON-U.S. PERSON (WITHIN THE MEANING OF REGULATION S) ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S, OR

(D) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE

REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Upon any sale of other transfer of a Regulation S Security (including any Regulation S Securities represented in whole or in part by a Global Note) after the period referred to in the legend above or satisfying the conditions set forth in clause (B), (i) in the case of any definitive Regulation S Security, the Security Registrar for such Security shall permit the Holder thereof to exchange such Restricted Security for a definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Security and (ii) any such Restricted Securities in whole or in part represented by a global Security shall not be subject to any restriction on transfer set forth above.

SECTION 2.2. Certain Terms of the Notes.

The following terms relating to the Notes are hereby established:

(a) Title. The Notes shall constitute a series of senior Securities having the title “6.125% Senior Notes due 2023.”

(b) Principal Amount. The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 905 or 1107 of the Indenture) shall be FIVE HUNDRED FIFTY MILLION DOLLARS ($550,000,000). The Company may, from time to time, without notice to, or the consent of, the Holders of the Notes, issue and sell additional Securities (“Additional Securities”) ranking equally and ratably with the Notes in all respects (other than the issue date, and to the extent applicable, issue price, initial date of interest accrual and initial interest payment date of such Additional Securities), provided that such Additional Securities are fungible with the previously issued Notes for U.S. federal income tax purposes. Any such Additional Securities shall be consolidated and form a single series with the Notes for all purposes under the Indenture, including voting.

(c) Maturity Date. The entire outstanding principal of the Notes shall be payable on November 15, 2023 (the “Maturity Date”).

(d) Interest Rate. Subject to any adjustment pursuant to Section 2.7 below, the rate at which the Notes shall bear interest shall be 6.125% per annum, computed on the basis of a 360-day year comprised of twelve 30-day months; the date from which interest shall accrue on the Notes shall be November 6, 2018, or the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates for the Notes shall be the 15th day of May and November of each year, commencing on May 15, 2019; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid, in immediately available funds, to the Persons in whose names the Notes (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 1st day of May and November (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not punctually paid or duly provided for shall forthwith cease to be payable to the respective Holders on such Regular Record Date, and such defaulted interest may be paid to the Persons in whose names the Notes (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Company, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of principal of, and premium, if any, and interest on, the Notes will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest, premium, if any, and principal on the Notes may at the Company’s option be paid in immediately available funds by wire transfer to an account maintained by the payee located in the United States.

(e) Currency. The currency of denomination of the Notes is United States dollars. Payment of principal of and interest on the Notes will be made in United States dollars.

SECTION 2.3. Optional Redemption.

(a) Applicability of Article Eleven. The provisions of Article Eleven of the Indenture shall apply to the Notes, as supplemented by Sections 2.3(b) and (c) below.

(b) Redemption Price. At any time and from time to time, the Company will be entitled at its option to redeem the Notes, in whole or in part. If the Notes are redeemed prior to the date that is one month prior to the Maturity Date, the redemption price for the Notes to be redeemed will be equal to the greater of (i) 100% of the aggregate principal amount of the Notes to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments, plus, in each case, accrued and unpaid interest thereon to, but excluding, the Redemption Date, subject to the rights of Holders to be redeemed on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

In determining the present values of the Remaining Scheduled Payments, the Company will discount such payments to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Notes Reinvestment Rate. The Trustee will have no duty to determine or verify the redemption price.

If the Notes are redeemed on or after the date that is one month prior to the Maturity Date, the redemption price for the Notes to be redeemed will equal 100% of the principal amount of such Notes, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

For purposes of the foregoing:

“Notes Reinvestment Rate” means 0.50%, or 50 basis points, plus the arithmetic mean (rounded to the nearest one-hundredth of one percent) of the yields displayed for each day in the preceding calendar week published in the most recent Statistical Release under the caption “Treasury constant maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to the date that is one month prior to the Maturity Date as of the Redemption Date. If no maturity exactly corresponds to such remaining life to maturity, yields for the two published maturities most closely corresponding to such remaining life to the date that is one month prior to the Maturity Date shall be calculated pursuant to the immediately preceding sentence and the Notes Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month.

“Remaining Scheduled Payments” means, with respect to any note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption, to and including the date that is one month prior to the Maturity Date; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

“Statistical Release” means that statistical release designated “H.15” or any successor publication that is published daily by the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturities, or, if such statistical release (or a successor publication) is not published at the time of any determination under the Indenture, then such other reasonably comparable index that shall be designated by the Company. For the purpose of calculating the Notes Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Notes Reinvestment Rate shall be used.

(c) Interest Payable. On and after any Redemption Date for the Notes, interest will cease to accrue on the Notes or any portion thereof called for redemption, unless the Company defaults in the payment of the Redemption Price.

SECTION 2.4. Offer to Repurchase Upon a Change of Control Triggering Event.

If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Notes as described above, holders of the Notes will have the right to require the Company to repurchase all or any part (in integral multiples of $2,000 original principal amount and $1,000 in excess thereof) of their Notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the then-outstanding aggregate principal amount of

Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to, but not including, the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Company will be required to mail a notice to holders of the Notes (with a copy to the Trustee) describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures described herein and in such notice. The Company must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions herein, the Company will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions herein by virtue of such conflicts.

Notwithstanding the foregoing, the Company will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by the Company and the third party repurchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company will not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

On the Change of Control Payment Date, the Company will be required, to the extent lawful, to (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Trustee, acting as paying agent, an amount equal to the Change of Control Payment in respect of all Notes or portions thereof Notes properly tendered; and (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

SECTION 2.5. Limitation on Liens on Capital Stock of Designated Subsidiaries.

The Company covenants and agrees for the benefit of the Holders of the Notes that, for so long as any of the Notes are Outstanding, the Company will not, and the Company will not permit any Designated Subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any Indebtedness secured by any mortgage, pledge, lien, security interest or other encumbrance (a “Lien”) upon any shares of Capital Stock of any Designated Subsidiary directly or indirectly held by the Company (whether such Capital Stock are now owned or hereafter acquired) without effectively providing concurrently that the Notes (and, if the Company so elects, any other Indebtedness of the Company that is not subordinate to the Notes and with respect to which the governing instruments of such Indebtedness require the Company, or pursuant to which the Company is otherwise obligated, to provide such security) will be secured equally and ratably with, or prior to, such Indebtedness for at least the time period such other Indebtedness is so secured. This covenant shall not apply to Liens on the Capital Stock of any Person existing at the time it becomes a Designated Subsidiary (and any extensions, renewals or replacements thereof).

SECTION 2.6. Use of Net Proceeds. The Company covenants and agrees for the benefit of the Holders of the Notes, so long as any of the Notes are Outstanding, in relation to the Notes and any Incurred Debt, that the net proceeds from such Incurred Debt (after deducting any expenses related to such incurrence) shall be used to make loans to its subsidiaries pursuant to one or more promissory notes. So long as any of the Notes are Outstanding, (1) the aggregate principal amount of all such promissory notes shall not be less than the amount of the net proceeds from such issuance of Incurred Debt (or, if less, the aggregate principal amount of Notes then Outstanding), (2) such promissory notes shall bear interest at rates that shall not be less than that borne by the related Incurred Debt and (3) such promissory notes shall have terms not later than the maturity date of the related Incurred Debt; provided that any transfer of such obligation from one subsidiary to another or any refinancing of any such obligation by another subsidiary shall be permitted from time to time.

SECTION 2.7. Interest Rate Adjustments Based on Ratings Events

(a) The interest rate payable on the Notes will be subject to adjustments from time to time if either S&P or Fitch or, if either of S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available, in each case for reasons outside of the control of the Company, a substitute Rating Agency, downgrades (or downgrades and subsequently upgrades) the credit rating assigned to the Notes, in the manner described below.

(b) If the rating assigned by S&P (or any substitute Rating Agency therefor) of the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes will increase such that it will equal the interest rate payable on the Notes on the date of the initial issuance plus the percentage set forth opposite the rating in the table below (plus, if applicable, the percentage set forth opposite the rating in the table under Fitch Rating Percentage):

S&P Rating* Percentage	Percentage
BB	0.25%
BB-	0.50%
B+	0.75%
B or below	1.00%

*	Including the equivalent ratings of any substitute Rating Agency

If the rating assigned by Fitch (or any substitute Rating Agency therefor) of the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes will increase such that it will equal the interest rate payable on the Notes on the date of the initial issuance plus the percentage set forth opposite the rating in the table below (plus, if applicable, the percentage set forth opposite the rating in the table above under S&P Rating Percentage):

Fitch Rating* Percentage	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings of any substitute Rating Agency

(c) If at any time the interest rate on the Notes has been increased and either S&P or Fitch (or, in either case, a substitute Rating Agency therefor), as the case may be, subsequently upgrades its respective rating of the Notes to any of the threshold ratings set forth above, the interest rate on the Notes will be decreased such that the interest rate for the Notes equals the interest rate payable on the Notes on the date of the initial issuance of the Notes plus the percentages set forth opposite the ratings from the tables above in effect immediately following the upgrade in rating. If S&P (or any substitute Rating Agency therefor) subsequently upgrades its rating of the Notes to BB+ (or its equivalent, in the case of a substitute Rating Agency) or higher, and Fitch (or any substitute Rating Agency therefor) upgrades its rating to BBB- (or its equivalent, in the case of a substitute Rating Agency) or higher, the interest rate on the Notes will be decreased to the interest rate payable on the Notes on the date of their initial issuance (and if one such upgrade occurs and the other does not, the interest rate on the Notes will be decreased so that it does not reflect any increase attributable to the upgrading Rating Agency). In addition, the interest rates on the Notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent downgrade in the ratings by either or both Rating Agencies) if the Notes become rated BBB+ (or, in either case, the equivalent thereof, in the case of a substitute Rating Agency) or higher by S&P and Fitch (or, in either case, a substitute Rating Agency therefor), respectively (or one of these ratings if the Notes are only rated by one Rating Agency).

Each adjustment required by any downgrade or upgrade in a rating set forth above, whether occasioned by the action of S&P or Fitch (or, in either case, a substitute Rating Agency therefor), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for the Notes be reduced to below the interest rate payable on the Notes on the date of their initial issuance or (2) the total increase in the interest rate on the Notes exceed 2.00% above the interest rate payable on the Notes on the date of their initial issuance.

No adjustments in the interest rate of the Notes shall be made solely as a result of a Rating Agency ceasing to provide a rating of the Notes. If at any time S&P or Fitch ceases to provide a rating of the Notes, the Company shall use commercially reasonable efforts to obtain a rating of the Notes from a substitute Rating Agency, if one exists, in which case, for purposes of determining any increase or decrease in the interest rate on the Notes pursuant to the tables above (a) such substitute Rating Agency will be substituted for the last Rating Agency to provide a rating of the Notes but which has since ceased to provide such rating, (b) the relative rating scale used by such substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Company and, for purposes of determining the applicable ratings included in the applicable table above with respect to such substitute Rating Agency, such ratings will be deemed to be the equivalent ratings used by S&P or Fitch, as applicable, in such table and (c) the interest rate on the Notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Notes on the date of their initial issuance plus the appropriate percentage, if any, set forth opposite the deemed equivalent rating from such substitute Rating Agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage resulting from a decreased rating by the other Rating Agency).

(d) For so long as only one Rating Agency provides a rating of the Notes, any subsequent increase or decrease in the interest rate of the Notes necessitated by a reduction or increase in the rating by the Rating Agency providing the rating shall be twice the applicable percentage set forth in the applicable table above. For so long as neither S&P nor Fitch (nor, in either case, a substitute Rating Agency therefor) provides a rating of the Notes, the interest rate on the Notes will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on the Notes on the date of the initial issuance of the Notes.

(e) Any interest rate increase or decrease described above will take effect from the first Interest Payment Date following the date during which a rating change occurs that requires an adjustment in the interest rate. As such, interest will not accrue at such increased or decreased rate until the next Interest Payment Date following the date on which a rating change occurs. If S&P or Fitch (or, in either case, a substitute Rating Agency therefor) changes its rating of the Notes more than once prior to any particular Interest Payment Date, the last change by such agency prior to such Interest Payment Date will control for purposes of any interest rate increase or decrease with respect to the Notes described above relating to such Rating Agency’s action.

(f) The term “interest,” as used in the Indenture with respect to the Notes, shall be deemed to include any such additional interest applicable pursuant to this Section 2.7, unless the context otherwise requires.

(g) The Company will advise the Trustee and the Holders of any occurrence of a rating change that requires an interest rate increase or decrease described in this Section 2.7.

SECTION 2.8. Reports to Holders.

The Company covenants and agrees for the benefit of the Holders of the Notes that, for so long as any of the Notes are Outstanding, during any period in which the Company is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, the Company will (i) make available to all Holders of Notes (including by posting on the Company’s website), without cost to such Holders, copies of annual reports and quarterly reports containing information that is substantially similar to the information that is required to be contained in such reports that the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if it were subject thereto (other than exhibits or any information that would have been required by Items 402 and 404 of Regulation S-K under the Securities Act) and (ii) promptly, upon request, supply copies of such reports to any prospective Holder of Notes. The Company will make available such information to the Holders of Notes within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the Commission if the Company were subject to Section 13 or 15(d) of the Exchange Act as a non-accelerated filer, as such term is defined in Rule 12b-2 under the Exchange Act.

SECTION 2.9. Events of Default.

Section 501(3) of the Indenture shall not be applicable to the Notes.

The following additional Event of Default shall be applicable to the Notes pursuant to Section 501(7):

A default by the Company in the payment in respect of any Indebtedness for borrowed money, including obligations evidenced by any mortgage, indenture, bond, debenture, note, guarantee or similar instrument, in an aggregate principal amount of at least $75 million beyond any applicable grace period, or default in the performance or compliance with any term respecting such debt, if as a consequence such debt becomes due and payable before its date of maturity, and such default shall not have been rescinded or annulled or such Indebtedness shall not have been discharged and such default continues for period of fifteen consecutive days after written notice to the Company by the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes.

ARTICLE III.

MISCELLANEOUS

SECTION 3.1. Relationship with Indenture.

The terms and provisions contained in the Indenture will constitute, and are hereby expressly made, a part of this First Supplemental Indenture. However, to the extent any provision of the Indenture conflicts with the express provisions of this First Supplemental Indenture, the provisions of this First Supplemental Indenture will govern and be controlling.

SECTION 3.2. References to Interest; Exchange Notes.

Any reference to interest on, or in respect of, the Notes in the Indenture shall be deemed to include any interest payable to Holders of the Notes pursuant to the terms of that certain Registration Rights Agreement, dated November 6, 2018, among the Company and the several initial purchasers party thereto (the “Registration Rights Agreement”).

Any reference to Notes shall also include additional notes issued by the Company in exchange for the Notes, as contemplated by the Registration Rights Agreement (“Exchange Notes”), which Exchange Notes shall be issued under and governed by the Indenture, as supplemented hereby, shall be in the form of Exhibit A hereto and shall constitute one and the same series as the Notes.

SECTION 3.3. Trust Indenture Act Controls.

If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this First Supplemental Indenture by the Trust Indenture Act, the required provision shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplemental Indenture as so modified or to be excluded, as the case may be.

SECTION 3.4. Governing Law.

This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles of such State other than New York General Obligations Law Section 5-1401.

SECTION 3.5. Multiple Counterparts.

The parties may sign multiple counterparts of this First Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same First Supplemental Indenture.

SECTION 3.6. Severability.

Each provision of this First Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this First Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

SECTION 3.7. Ratification.

The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed. The Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this First Supplemental Indenture supersede any conflicting provisions included in the Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this First Supplemental Indenture.

SECTION 3.8. Headings.

The Section headings in this First Supplemental Indenture are for convenience only and shall not affect the construction thereof.

SECTION 3.9. Effectiveness.

The provisions of this First Supplemental Indenture shall become effective as of the date hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

NEWMARK GROUP, INC.,
as Issuer

By:	/s/ Michael J. Rispoli
Name: Michael J. Rispoli
Title: Chief Financial Officer

REGIONS BANK,
as Trustee

By:	/s/ Kristine Prall
Name: Kristine Prall
Title: Vice President

Signature Page to First Supplemental Indenture

EXHIBIT A

Form of 6.125% Senior Note due 2023

[Include the following legend on each Note

If a Rule 144A Security:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO NEWMARK GROUP, INC. (THE “COMPANY”) OR ANY AFFILIATE THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A NON-U.S. PERSON (WITHIN THE MEANING OF REGULATION S) ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S, OR

(D) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

If a Regulation S Security:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT IS A NON-U.S. PERSON (WITHIN THE MEANING OF REGULATION S) ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S, AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (1) THE DATE ON WHICH THIS SECURITY WAS FIRST OFFERED AND (2) THE DATE OF ISSUANCE OF THIS SECURITY, EXCEPT:

(A) TO NEWMARK GROUP, INC. (THE “COMPANY”) OR ANY AFFILIATE THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A NON-U.S. PERSON (WITHIN THE MEANING OF REGULATION S) ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S, OR

(D) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

If a Global Security:

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.]

NEWMARK GROUP, INC.

6.125% Senior Note due 2023

REGISTERED	PRINCIPAL AMOUNT: $[•]
No. [•]

CUSIP: [•]

NEWMARK GROUP, INC., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [•] ($[•]) (or such other amount set forth on the schedule of Exchange of Interests attached hereto) on November 15, 2023 (the “Maturity Date”) (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon from November 6, 2018 (the “Original Issue Date”) or from the most recent Interest Payment Date to which interest has been paid or duly provided for at the rate of 6.125% per annum, on the 15th day of May and November (of each year each such date, an “Interest Payment Date”), commencing on May 15, 2019, until the principal hereof is paid or made available for payment.

Payment of Interest. The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date, will, as provided in the Indenture, be paid, in immediately available funds, to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the 1st day of May and November (whether or not a Business Day, as defined in the Indenture referred to herein), as the case may be, next preceding such Interest Payment Date (the “Regular Record Date”). Any such interest not punctually paid or duly provided for (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Place of Payment. Payment of principal, premium, if any, and interest on this Note will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest, premium, if any, and principal on this Note may at the Company’s option be paid in immediately available funds by wire transfer to an account maintained by the payee located in the United States.

Time of Payment. In any case where any Interest Payment Date, the Maturity Date or any date fixed for redemption of the Notes shall not be a Business Day, then (notwithstanding any other provision of the Indenture or this Note), payment of principal, premium, if any, or interest, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, the Maturity Date or the date so fixed for redemption or repayment, as the case may be, and no interest shall accrue in respect of the delay.

General. This Note is one of a duly authorized series of Securities of the Company, issued and to be issued in one or more series under an indenture (the “Base Indenture”), dated as of November 6, 2018, among the Company, Regions Bank, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of which this Note is a part), as supplemented by a First Supplemental Indenture thereto, dated as of November 6, 2018 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company and the Trustee. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered; provided that to the extent of any inconsistency between the terms and provisions in the Indenture and those contained in this Note, the Indenture shall govern. This Note is one of a duly authorized series of Securities designated as “6.125% Senior Notes due 2023” (collectively, the “Notes”), initially limited in aggregate principal amount to FIVE HUNDRED FIFTY MILLION DOLLARS ($550,000,000).

Further Issuance. The Company may, from time to time, without notice to, or the consent of, the Holders of the Notes, issue and sell additional Securities (“Additional Securities”) ranking equally and ratably with the Notes in all respects (other than the issue date, and to the extent applicable, issue price, initial date of interest accrual and initial interest payment date of such Additional Securities), provided that such Additional Securities are fungible with the previously issued Notes for U.S. federal income tax purposes. Any such Additional Securities shall be consolidated and form a single series with the Notes for all purposes under the Indenture, including voting.

Events of Default. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

Sinking Fund. The Notes are not subject to any sinking fund.

Optional Redemption. At any time and from time to time, the Company will be entitled at its option to redeem the Notes, in whole or in part. If the Notes are redeemed prior to the date that is one month prior to the Maturity Date, the redemption price for the Notes to be redeemed will equal to the greater of (i) 100% of the aggregate principal amount of the Notes to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments, plus, in each case, accrued and unpaid interest thereon to, but excluding, the Redemption Date, subject to the rights of Holders to be redeemed on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

In determining the present values of the Remaining Scheduled Payments, the Company will discount such payments to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Notes Reinvestment Rate. The Trustee will have no duty to determine or verify the redemption price.

If the Notes are redeemed on or after the date that is one month prior to the Maturity Date, the redemption price for the Notes to be redeemed will equal 100% of the principal amount of such Notes, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

For purposes of the foregoing:

“Notes Reinvestment Rate” means 0.50%, or 50 basis points, plus the arithmetic mean (rounded to the nearest one-hundredth of one percent) of the yields displayed for each day in the preceding calendar week published in the most recent Statistical Release under the caption “Treasury constant maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to the date that is one month prior to the Maturity Date as of the Redemption Date. If no maturity exactly corresponds to such remaining life to maturity, yields for the two published maturities most closely corresponding to such remaining life to the date that is one month prior to the Maturity Date shall be calculated pursuant to the immediately preceding sentence and the Notes Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month.

“Remaining Scheduled Payments” means, with respect to any note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption, to and including the date that is one month prior to the Maturity Date; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

“Statistical Release” means that statistical release designated “H.15” or any successor publication that is published daily by the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturities, or, if such statistical release (or a successor publication) is not published at the time of any determination under the Indenture, then such other reasonably comparable index that shall be designated by the Company. For the purpose of calculating the Notes Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Notes Reinvestment Rate shall be used.

Interest Rate Adjustments Based on Ratings Events.

(a) The interest rate payable on the Notes will be subject to adjustments from time to time if either S&P or Fitch or, if either of S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available, in each case for reasons outside of the control of the Company, a substitute Rating Agency, downgrades (or downgrades and subsequently upgrades) the credit rating assigned to the Notes, in the manner described below.

(b) If the rating assigned by S&P (or any substitute Rating Agency therefor) of the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes will increase such that it will equal the interest rate payable on the Notes on the date of the initial issuance plus the percentage set forth opposite the rating in the table below (plus, if applicable, the percentage set forth opposite the rating in the table under Fitch Rating Percentage):

S&P Rating* Percentage	Percentage
BB	0.25%
BB-	0.50%
B+	0.75%
B or below	1.00%

*	Including the equivalent ratings of any substitute Rating Agency

If the rating assigned by Fitch (or any substitute Rating Agency therefor) of the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes will increase such that it will equal the interest rate payable on the Notes on the date of the initial issuance plus the percentage set forth opposite the rating in the table below (plus, if applicable, the percentage set forth opposite the rating in the table above under S&P Rating Percentage):

Fitch Rating* Percentage	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings of any substitute Rating Agency

(c) If at any time the interest rate on the Notes has been increased and either S&P or Fitch (or, in either case, a substitute Rating Agency therefor), as the case may be, subsequently upgrades its respective rating of the Notes to any of the threshold ratings set forth above, the interest rate on the Notes will be decreased such that the interest rate for the Notes equals the interest rate payable on the Notes on the date of the initial issuance of the Notes plus the percentages set forth opposite the ratings from the tables above in effect immediately following the upgrade in rating. If S&P (or any substitute Rating Agency therefor) subsequently upgrades its rating of the Notes to BB+ (or its equivalent, in the case of a substitute Rating Agency) or higher, and Fitch (or any substitute Rating Agency therefor) upgrades its rating to BBB- (or its equivalent, in the case of a substitute Rating Agency) or higher, the interest rate on the Notes will be decreased to the interest rate payable on the Notes on the date of their initial issuance (and if one such upgrade occurs and the other does not, the interest rate on the Notes will be decreased so that it does not reflect any increase attributable to the upgrading Rating Agency). In addition, the interest rates on the Notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent downgrade in the ratings by either or both Rating Agencies) if the Notes become rated BBB+ (or, in either case, the equivalent thereof, in the case of a substitute Rating Agency) or higher by S&P and Fitch (or, in either case, a substitute Rating Agency therefor), respectively (or one of these ratings if the Notes are only rated by one Rating Agency).

Each adjustment required by any downgrade or upgrade in a rating set forth above, whether occasioned by the action of S&P or Fitch (or, in either case, a substitute Rating Agency therefor), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for the Notes be reduced to below the interest rate payable on the Notes on the date of their initial issuance or (2) the total increase in the interest rate on the Notes exceed 2.00% above the interest rate payable on the Notes on the date of their initial issuance.

No adjustments in the interest rate of the Notes shall be made solely as a result of a Rating Agency ceasing to provide a rating of the Notes. If at any time S&P or Fitch ceases to provide a rating of the Notes, the Company shall use commercially reasonable efforts to obtain a rating of the Notes from a substitute Rating Agency, if one exists, in which case, for purposes of determining any increase or decrease in the interest rate on the Notes pursuant to the tables above (a) such substitute Rating Agency will be substituted for the last Rating Agency to provide a rating of the Notes but which has since ceased to provide such rating, (b) the relative rating scale used by such substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Company and, for purposes of determining the applicable ratings included in the applicable table above with respect to such substitute Rating Agency, such ratings will be deemed to be the equivalent ratings used by S&P or Fitch, as applicable, in such table and (c) the interest rate on the Notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Notes on the date of their initial issuance plus the appropriate percentage, if any, set forth opposite the deemed equivalent rating from such substitute Rating Agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage resulting from a decreased rating by the other Rating Agency).

(d) For so long as only one Rating Agency provides a rating of the Notes, any subsequent increase or decrease in the interest rate of the Notes necessitated by a reduction or increase in the rating by the Rating Agency providing the rating shall be twice the applicable percentage set forth in the applicable table above. For so long as neither S&P nor Fitch (nor, in either case, a substitute Rating Agency therefor) provides a rating of the Notes, the interest rate on the Notes will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on the Notes on the date of the initial issuance of the Notes.

(e) Any interest rate increase or decrease described above will take effect from the first Interest Payment Date following the date during which a rating change occurs that requires an adjustment in the interest rate. As such, interest will not accrue at such increased or decreased rate until the next Interest Payment Date following the date on which a rating change occurs. If S&P or Fitch (or, in either case, a substitute Rating Agency therefor) changes its rating of the Notes more than once prior to any particular Interest Payment Date, the last change by such agency prior to such Interest Payment Date will control for purposes of any interest rate increase or decrease with respect to the Notes described above relating to such Rating Agency’s action.

(f) The term “interest,” as used in the Indenture with respect to the Notes, shall be deemed to include any such additional interest applicable pursuant to Section 2.7 of the First Supplemental Indenture, unless the context otherwise requires.

(g) The Company will advise the Trustee and the Holders of any occurrence of a rating change that requires an interest rate increase or decrease pursuant to Section 2.7 of the First Supplemental Indenture.

Offer to Repurchase Upon a Change of Control Triggering Event. If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Notes as described above under “Optional Redemption,” holders of the Notes will have the right to require the Company to repurchase all or any part (in integral multiples of $2,000 original principal amount and integral multiples of $1,000 in excess thereof) of their Notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the then-outstanding aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to, but not including, the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Company will be required to mail a notice to holders of the Notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures described herein and in such notice. The Company must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions herein, the Company will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions herein by virtue of such conflicts.

Notwithstanding the foregoing, the Company will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by the Company and the third party repurchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company will not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

On the Change of Control Payment Date, the Company will be required, to the extent lawful, to (i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Trustee, acting as paying agent, an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Events of Default, in each case which provisions shall apply to this Note.

Modification and Waivers; Obligations of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, on behalf of the Holders of all outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the outstanding Securities of individual series to waive on behalf of all of the Holders of Securities of such individual series certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

Limitation on Suits. As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the outstanding Notes shall have made written request, and offered indemnity satisfactory to the Trustee to institute such proceedings as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on, and any Additional Amounts with respect to, this Note on or after the respective due dates expressed herein.

Authorized Denominations. The Notes are issuable only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Registration of Transfer or Exchange. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the register of the Notes maintained by the Registrar upon surrender of this Note for registration of transfer, at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holders surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Defined Terms. All terms used in this Note, which are defined in the Indenture and are not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

References to Interest. Any reference to interest on, or in respect of, the Notes in the Indenture shall be deemed to include any interest payable to Holders of the Notes pursuant to the terms of that certain Registration Rights Agreement, dated November 6, 2018, among the Company and the several initial purchasers party thereto.

Governing Law. The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles of such State other than New York General Obligations Law Section 5-1401.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: November 6, 2018
NEWMARK GROUP, INC.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

REGIONS BANK, as Trustee

By:

Dated: November 6, 2018

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address,

including postal zip code, of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Note on the books of the Trustee, with full power of substitution in the premises.

Dated:__________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Note Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

Form of Certificate of Transfer

Re:	Newmark Group, Inc. 6.125% Senior Notes due 2023 (the “Notes”)

This Certificate relates to $_____ principal amount of the Notes held in *______ book-entry or *______ definitive form by _____________________ (the “Transferor”).

The Transferor certifies that said beneficial interest in said Note is being resold, pledged or otherwise transferred as follows:*

1☐ to the Company; or

2☐ pursuant to an exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”); or

3☐ to a person whom the Transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A under the Securities Act; or

4☐ pursuant to an offshore transaction in accordance with Rule 903 or 904 of Regulation S under the Securities Act; or

5☐ pursuant to another applicable exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company); or

6☐ pursuant to an effective registration statement under the Securities Act.

Unless one of the boxes is checked, the Trustee may refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) is checked, the Company or the Trustee, prior to registering any such transfer of the Notes, reserves the right to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.
Signature Guarantee:

*	Fill in blank or check appropriate box, as applicable.

B-1